Exhibit 5.1

November 22, 2013

BreitBurn Energy Partners L.P.

515 South Flower Street, Suite 4800

Los Angeles, California 90071

RE: BREITBURN ENERGY PARTNERS L.P.

Ladies and Gentlemen:

We have acted as counsel to BreitBurn Energy Partners L.P., a Delaware limited partnership (the “Partnership”), in connection with: (i) the offer and sale (the “Offering”) (A) by the Partnership and BreitBurn Finance Corporation, a Delaware corporation (“Finance Corp”), of $400,000,000 aggregate principal amount of 7.875% Senior Notes due 2022 of the Partnership and Finance Corp (the “Notes”), pursuant to an Underwriting Agreement, dated as of November 19, 2013 (the “Underwriting Agreement”), among Wells Fargo Securities, LLC, Barclays Capital Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC and Mitsubishi UFJ Securities (USA), Inc., as representatives of the several underwriters set forth in Schedule I thereto (the “Underwriters”), the Partnership and Finance Corp and certain other subsidiaries of the Partnership named therein, as guarantors (each, a “Subsidiary Guarantor” and collectively, the “Subsidiary Guarantors”), and (B) by the Subsidiary Guarantors of the guarantees of the Notes (the “Guarantees,” and together with the Notes, the “Securities”); (ii) the filing of the Partnership’s shelf registration statement on Form S-3 (Registration No. 333-181531) as filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”), on May 18, 2012, relating to the public offering of an indeterminate aggregate principal amount of the existing 7.875% Senior Notes due 2022 of the Partnership and Finance Corp (the “2022 Senior Notes”) and an indeterminate aggregate principal amount of guarantees of the 2022 Senior Notes and other securities of the Partnership pursuant to Rule 415 of the Securities Act, which automatically became effective upon filing, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Act to be part of the registration statement at the time of its filing, as amended (the “Registration Statement”); (iii) the filing with the SEC of the Partnership’s preliminary prospectus supplement, dated November 19, 2013, and the base prospectus to be used in connection with offerings of the 2022 Senior Notes included in the Registration Statement at the time of its filing that omits Rule 430 information, in the form filed with the SEC on November 19, 2013 pursuant to Rule 424(b)(5) under the Act and accepted by the SEC with a filing date of November 19, 2013 (the “Preliminary Prospectus”); and (iv) the filing with the SEC of the Partnership’s final prospectus supplement, dated November 19, 2013, and the base prospectus to be used in connection with offerings of the 2022 Senior Notes included in the Registration Statement at the time of its filing that omits Rule 430 information, in the form filed with the SEC on November 20, 2013 pursuant to Rule 424(b)(2) under the Act and accepted by the SEC with a filing date of November 20, 2013 (the “Prospectus”).

The Securities are to be issued pursuant to an Indenture, dated as of January 13, 2012 (the “Base Indenture”), by and among the Partnership, Finance Corp, the Subsidiary Guarantors named therein and U.S. Bank National Association, as trustee (the “Trustee”), as amended by the First Supplemental Indenture (herein so called) dated as of August 8, 2013 (the Base Indenture, as so amended, “Indenture”).

Vinson & Elkins LLP Attorneys at Law	666 Fifth Avenue, 26th Floor
Abu Dhabi Austin Beijing Dallas Dubai Hong Kong Houston London	New York, NY 10103-0040
Moscow New York Palo Alto Riyadh Shanghai Tokyo Washington	Tel +1.212.237.0000 Fax +1.212.237.0100 www.velaw.com

November 22, 2013 Page 2

In rendering the opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Underwriting Agreement, (ii) the Registration Statement, (iii) the Preliminary Prospectus, (iv) the Prospectus, (v) the Base Indenture and the First Supplemental Indenture, (vi) the Partnership’s First Amended and Restated Agreement of Limited Partnership, as amended, (vii) the Partnership’s Certificate of Limited Partnership, (viii) the certificates of incorporation, bylaws, limited liability company agreements, limited partnership agreements and other formation documents and agreements, as applicable, of Finance Corp and the Subsidiary Guarantors, (ix) resolutions of the Board of Directors of the general partner of the Partnership, and the committees thereof, resolutions of the Board of Directors of Finance Corp and resolutions of the boards of directors or sole members, as applicable, of the Subsidiary Guarantors, relating to the Offering and (x) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. We have also reviewed such questions of law as we have deemed necessary or appropriate.

In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; and (iv) the Underwriting Agreement has been duly authorized and validly executed and delivered by the Underwriters and constitutes a legal, valid and binding obligation of the Underwriters, and that the Underwriters have the requisite organizational and legal power and authority to perform their obligations under the Underwriting Agreement.

Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that when the Notes have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and the Underwriting Agreement and upon payment of the consideration therefor provided for therein, the Notes and the Guarantees will be legally issued and will constitute valid and legally binding obligations of the Partnership, Finance Corp and the Subsidiary Guarantors, as applicable, enforceable against the Partnership, Finance Corp and the Subsidiary Guarantors, as applicable, in accordance with their terms, except as such enforcement may be subject to any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other law relating to or affecting creditors’ rights generally and general principles of equity.

We express no opinions concerning (i) the validity or enforceability of any provisions contained in the Indenture that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived or rendered ineffective under applicable law or (ii) the enforceability of indemnification or contribution provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

The opinion expressed is limited in all respects to the Delaware Revised Uniform Limited Partnership Act and the Delaware Limited Liability Company Act (including, in each case, the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws), the laws of the State of New York and the federal laws of the United States of America as in effect on the date hereof, and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

November 22, 2013 Page 3

We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Current Report on Form 8-K of the Partnership dated on or about the date hereof, to the incorporation by reference of this opinion of counsel into the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Preliminary Prospectus and the Prospectus. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC issued thereunder.

Very truly yours,

/s/ VINSON & ELKINS L.L.P.

Vinson & Elkins L.L.P.